                                                                       EXHIBIT 5

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                 505 Park Avenue
                            New York, New York 10022

                                                     April 23, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

              Re:  American Pacific Corporation -
                   Registration Statement on Form S-8 filed April 23, 2003

Dear Sir or Madam:

     We are counsel to American Pacific Corporation  ("Registrant").  We furnish this opinion in  connection  with the  above-referenced  Registration  Statement relating to 500,000 shares of Common Stock of the Registrant (the  "Securities")
issuable upon the exercise of stock  options  granted or to be granted under the
Registrant's  Amended and Restated  2001 Stock Option Plan and the  Registrant's
2002 Directors Stock Option Plan (collectively the "Options").

     In  furnishing   our  opinion,   we  have  examined  the   Certificate   of
Incorporation and the By-Laws of the Registrant,  and such other instruments and documents,  including  the minutes of the  meetings of the Board of Directors of
Registrant,  as well as  certificates  of public  officials  and officers of the
Registrant,  as we have  deemed  relevant  and  necessary  as the  basis for our opinion expressed herein. We have examined originals or certified,  conformed or photostatic  copies  of all  documents,  the  authenticity  of  which  has  been established to our satisfaction.  In all such examinations,  we have assumed the genuineness  of all  signatures  on original and  certified  documents,  and the conformity to executed  documents of all  unexecuted  copies  submitted to us as conformed or photostatic copies.

     Based upon the foregoing,  we are of the opinion that the  Securities  have been duly authorized and will be legally issued,  fully paid and non-assessable, subject,  however,  to receipt by the  Registrant of the exercise  price for the
Options.

     We  hereby  consent  to  use  of  this  opinion  in  the   above-referenced
Registration Statement.

April 23, 2003

     We advise  you that  Victor  M.  Rosenzweig,  a member  of our  firm,  is a
Director of the Registrant and holds shares,  and options to purchase shares, of the Registrant's Common Stock.

                                    Very truly yours,

                          /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
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                          OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP